UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 8, 2018

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

(602) 282-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Patrick Loughlin, Senior Vice President, Operations and Supply Chain of Versum Materials, Inc. (the “Company”), will be departing the Company on October 31, 2018 in order to pursue other opportunities.
In connection with Mr. Loughlin’s departure and contingent on his delivery of an effective general release of liability against the Company and other conditions of his employment agreement, he will be entitled to receive the following: accrued but yet unpaid base salary; earned but yet unpaid annual bonus for fiscal 2018; a lump sum pro rata portion based on actual performance of any annual bonus for the current fiscal year; payment of healthcare benefits under COBRA for 12 months or, if sooner, until his COBRA eligibility ceases; a $10,000 lump sum for outplacement services; an amount equal to the Company’s matching and non-elective contributions to its qualified and non-qualified plans based on his most recent deferral elections and salary, respectively, at the end of the 12 months following his departure; and monthly payments over 12 months equal to the sum of (x) his monthly base salary and (y) 1/12th of his average annual bonus over the last three full fiscal years.  Mr. Loughlin's outstanding equity awards will be treated as follows: (i) outstanding stock options will remain exercisable for 180 days; (ii) unearned performance restricted share units and market share units will remain outstanding and will be paid on the vesting date based on Company performance for the applicable award cycle, calculated on a pro rata basis to account for Mr. Loughlin’s service during the applicable performance period; (iii) a pro rata portion of time vesting Founders restricted stock units vest for the current fiscal year and are delivered on the next original vesting date together with accrued dividend equivalents; and (iv) other time vesting restricted stock units vest pro-rata together with accrued cash dividends.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

October 11, 2018	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President, General Counsel and Secretary